Exhibit 4.1

Macquarie Infrastructure Corporation

as the Company

and

Wells Fargo Bank, National Association

as Trustee

Third Supplemental Indenture

Dated as of October 13, 2016

2.00% Convertible Senior Notes due 2023

TABLE OF CONTENTS

		Page

ARTICLE 1
Scope of Supplemental Indenture

Section 1.01.	Scope	2

ARTICLE 2
Definitions

Section 2.01.	Definitions and Other Provisions of General Application	2
Section 2.02.	References to Interest	10

ARTICLE 3
Issue, Description, Execution, Registration and Conversion of Notes

Section 3.01.	Designation and Amount	10
Section 3.02.	Form of Notes	10
Section 3.03.	Date and Denomination of Notes; Payments of Interest; Defaulted Amounts	11
Section 3.04.	Exchange and Registration of Transfer of Notes; Depositary	11
Section 3.05.	Mutilated, Destroyed, Lost or Stolen Notes	13
Section 3.06.	Additional Notes; Repurchases	13
Section 3.07.	Cancellation of Notes Paid, Converted, Etc.	14

ARTICLE 4
Satisfaction and Discharge

Section 4.01.	Applicability of Article 4 and 13 of the Base Indenture	14
Section 4.02.	Satisfaction and Discharge	14

ARTICLE 5
Particular Covenants of the Company

Section 5.01.	Payment of Principal and Interest	15
Section 5.02.	Consolidation, Merger and Sale of Assets	15
Section 5.03.	Reports by the Company	15
Section 5.04.	Statements as to Defaults; Compliance with Indenture	16

ARTICLE 6
Defaults and Remedies

Section 6.01.	Amendments to Base Indenture Events of Default	16
Section 6.02.	Additional Interest	18
Section 6.03.	Rescission and Annulment	19
Section 6.04.	Notice of Defaults	19
Section 6.05.	Application of Monies Collected by Trustee	19
Section 6.06.	Unconditional Right of Holders to Receive Principal, Interest and Consideration Due upon Conversion	20
Section 6.07.	Waiver of Past Defaults	20

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ARTICLE 7
Supplemental Indentures

Section 7.01.	Applicability of Article IX of the Base Indenture	21
Section 7.02.	Supplemental Indentures Without Consent of Holders	21
Section 7.03.	Supplemental Indentures with Consent of Holders	22

ARTICLE 8
Conversion of Notes

Section 8.01.	Conversion Privilege	23
Section 8.02.	Conversion Procedure; Settlement Upon Conversion	25
Section 8.03.	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes	29
Section 8.04.	Adjustment of Conversion Rate	31
Section 8.05.	Adjustments of Prices	39
Section 8.06.	Reservation of Common Stock	39
Section 8.07.	Effect of Recapitalizations, Reclassifications and Changes of the Common Stock	40
Section 8.08.	Certain Covenants	41
Section 8.09.	Responsibility of Trustee	41
Section 8.10.	Shareholder Rights Plans	42

ARTICLE 9
Repurchase of Notes at Option of Holders

Section 9.01.	Repurchase at Option of Holders Upon a Fundamental Change	42
Section 9.02.	Withdrawal of Fundamental Change Repurchase Notice	45
Section 9.03.	Deposit of Fundamental Change Repurchase Price	45
Section 9.04.	Covenant to Comply with Applicable Laws Upon Repurchase of Notes	46

ARTICLE 10
No Redemption and No Sinking Fund

Section 10.01.	No Redemption; No Sinking Fund	46

ARTICLE 11
Concerning the Trustee

Section 11.01.	Amendments to the Base Indenture	46

ARTICLE 12
Miscellaneous Provisions

Section 12.01.	Trust Indenture Act of 1939	47
Section 12.02.	Governing Law	47
Section 12.03.	Duplicate Originals	47
Section 12.04.	Separability	47
Section 12.05.	Ratification	47
Section 12.06.	Effectiveness	47
Section 12.07.	Successors	47

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THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE dated as of October 13, 2016 among Macquarie Infrastructure Corporation, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, Macquarie Infrastructure Company LLC (the predecessor of the Company) and the Trustee executed and delivered an Indenture, dated as of July 15, 2014 (the “Base Indenture” and as supplemented by this Third Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of its debentures, notes or other evidences of indebtedness (the “Securities”);

WHEREAS, Section 3.01 of the Base Indenture provides that the terms of any series of Securities may be established pursuant to a supplemental indenture and Section 9.01 of the Base Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, without the consent of any Holders, to, among other things, establish the form or terms of Securities of any series as permitted by Section 3.01 of the Base Indenture;

WHEREAS, pursuant to a Board Resolution, the Company has duly authorized the issuance of the Company’s 2.00% Convertible Senior Notes due 2023 (the “Notes”), initially in an aggregate principal amount not to exceed $350,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Third Supplemental Indenture; and

WHEREAS, the Company desires to issue and sell $350,000,000 aggregate principal amount of the Notes as of the date hereof;

WHEREAS, the Company desires to establish the form and terms of the Notes;

WHEREAS, all things necessary to make this Third Supplemental Indenture a legal and binding supplement to the Base Indenture in accordance with its terms and the terms of the Base Indenture have been done;

WHEREAS, the Company has complied with all conditions precedent provided for in the Base Indenture relating to this Third Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture.

NOW, THEREFORE:

For and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of the Holders of the Notes, as follows:

ARTICLE 1
Scope of Supplemental Indenture

Section 1.01. Scope. This Third Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture (with such modifications to the Base Indenture as are expressly set forth in this Third Supplemental Indenture) as though all the provisions thereof are contained in one instrument. Except as expressly amended by this Third Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect. Notwithstanding the foregoing, this Third Supplemental Indenture shall only apply to the Notes. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities.

ARTICLE 2
Definitions

Section 2.01. Definitions and Other Provisions of General Application. For all purposes of this Third Supplemental Indenture unless otherwise specified herein:

(a) all terms used in this Third Supplemental Indenture which are not otherwise defined herein shall have the meanings they are given in the Base Indenture;

(b) the provisions of general application stated in Section 1.01 of the Base Indenture shall apply to this Third Supplemental Indenture, except that references to “this Indenture” shall be substituted with references to “this Third Supplemental Indenture”;

(c) Section 1.01 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined terms in their appropriate alphabetical positions and deleting any defined terms therein that are also defined in this Section 2.01;

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.02.

“Additional Shares” shall have the meaning specified in Section 8.03(a).

“Applicable Procedures” means, with respect to the Depositary, as to any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.

“Averaging Period” shall have the meaning specified in Section 8.04(e).

“Base Indenture” shall have the meaning specified in the first paragraph of the recitals of this Third Supplemental Indenture.

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 8.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means, of any Person, the board of directors of such Person or a committee of such board duly authorized to act for it hereunder.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Cash Settlement” shall have the meaning specified in Section 8.02(a).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 8.02(a).

“Commission” shall have the meaning specified in Section 5.03(b).

“Common Equity” of any Person means capital stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.001 per share, at the date of this Third Supplemental Indenture, subject to Section 8.07.

“Company” shall have the meaning specified in the first paragraph of this Third Supplemental Indenture.

“Conversion Agent” shall have the meaning specified in Section 3.04(d).

“Conversion Date” shall have the meaning specified in Section 8.02(c).

“Conversion Obligation” shall have the meaning specified in Section 8.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 8.01(a).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, 1/20th of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 20.

“Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Observation Period, shall consist of:

(a)           cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b)           if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MIC <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means, solely for purposes of the Notes, any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Distributed Property” shall have the meaning specified in Section 8.04(c).

“Effective Date” shall have the meaning specified in Section 8.03(c), except that, as used in Section 8.04 and Section 8.05, “effective date” means the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination.

“Ex-Dividend Date” means the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred when any of the following has occurred:

(a)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s capital stock that is at the time entitled to vote by the holder thereof in the election of the Company’s Board of Directors (or comparable body); or

(b)   the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person or group; provided, however, that a transaction described in clause (A) or (B) in which the holders of the Common Stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity (or equivalent interests) in the continuing or surviving entity or transferee or the parent thereof immediately after such transaction shall not be a Fundamental Change pursuant to this clause (b); or

(c)   the adoption of a plan relating to liquidation or dissolution of the Company; or

(d)   the Common Stock (or other shares or equity interests underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that any transaction or event described in clause (a) or (b) above shall not constitute a Fundamental Change if, in connection with such transaction or event, or as a result thereof, at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) consists of shares of common stock traded on any of the New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the relevant transaction) and, as a result of such transaction, the Notes become convertible into cash, Reference Property comprised of such consideration or a combination of cash and such Reference Property (subject to the provisions of Section 8.02(a)). If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of this definition, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 9.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 9.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 9.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 9.01(a).

“Global Note” shall have the meaning specified in Section 3.04(b).

“Indenture” shall have the meaning specified in the first paragraph of the recitals of this Third Supplemental Indenture.

“Interest Payment Date” means each April 1 and October 1 of each year, beginning on April 1, 2017.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported in composite transactions for the principal U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, the “Last Reported Sale Price” of the Common Stock shall be the last quoted bid price per share of the Common Stock in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group Inc. or another similar organization selected by the Company. If the Common Stock is not so quoted, the “Last Reported Sale Price” of the Common Stock shall be the average of the midpoint of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, which may include one or more of the Underwriters.

“Make-Whole Fundamental Change” means a Fundamental Change described in clause (a), (b), (c) or (d) under the definition of Fundamental Change (determined without regard to the proviso to clause (b) thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 8.03(a).

“Market Disruption Event” means (a) a failure by the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means October 1, 2023.

“Measurement Period” shall have the meaning specified in Section 8.01(b)(i).

“Merger Event” shall have the meaning specified in Section 8.07(a).

“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this Third Supplemental Indenture.

“Notice of Conversion” shall have the meaning specified in Section 8.02(b).

“Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to July 1, 2023, the 20 consecutive Trading Day period beginning on, and including, the second Trading Day after such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after July 1, 2023, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

“open of business” means 9:00 a.m. (New York City time).

“outstanding,” when used with reference to Notes, shall have such meaning as set forth in the Base Indenture, except that (a) the Securities described in clause (2) of the definition of “Outstanding” in the Base Indenture shall fall within the exception set forth in such clause (2) only to the extent such Securities have become due and payable and (b) such definition shall be deemed to contain the additional exceptions set forth below:

(i)   Notes converted pursuant to Article 8 and required to be cancelled pursuant to Section 3.07; and

(ii)   Notes repurchased by the Company pursuant to the penultimate sentence of Section 3.06.

“Physical Notes” means permanent certificated Notes in registered form.

“Physical Settlement” shall have the meaning specified in Section 8.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.05 in lieu of or in conversion for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“principal” of a Note means the principal amount of (including the Fundamental Change Repurchase Price, if any) such Note. Solely for purposes of the Notes, references to “principal” in the Base Indenture shall be deemed to be references to “principal” (as such term is defined in this Third Supplemental Indenture).

“Prospectus Supplement” means the preliminary prospectus supplement dated October 5, 2016, as supplemented by the pricing term sheet dated October 6, 2016, relating to the offering and sale of the Notes, and the prospectus dated April 5, 2016.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Company’s Board of Directors, statute, contract or otherwise).

“Reference Property” shall have the meaning specified in Section 8.07.

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the March 15 or September 15 (whether or not such day is a Business Day) immediately preceding the applicable April 1 or October 1 Interest Payment Date, respectively.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” has the meaning specified in Section 8.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 8.02(a)(iii).

“Share Price” shall have the meaning specified in Section 8.03(c).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes.

“Spin-Off” shall have the meaning specified in Section 8.04(c).

“Subsidiary” means a corporation, association, partnership or other business entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means the equity interest that ordinarily has voting power for the election of directors, managers or trustees of an entity, or persons performing similar functions, whether at all times or only so long as no senior class of equity interest has such voting power by reason of any contingency.

“Third Supplemental Indenture” means this instrument as originally executed or, if amended, or supplemented as herein provided, as so amended or supplemented.

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national securities exchange, on the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

“Underwriters” means the Persons named as underwriters in the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of October 6, 2016, among the Company and J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the several underwriters named therein, and Credit Agricole Securities (USA) Inc., as qualified independent underwriter.

“unit of Reference Property” shall have the meaning specified in Section 8.07(a).

“Valuation Period” shall have the meaning specified in Section 8.04(c).

Section 2.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.02 below. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 3
Issue, Description, Execution, Registration and Conversion of Notes

Section 3.01. Designation and Amount. The Notes shall be designated as the “2.00% Convertible Senior Notes due 2023.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $350,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement), subject to Section 3.06 and except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 3.05, Section 3.06 and Section 9.06 of the Base Indenture, as amended, in each case as applicable, by this Third Supplemental Indenture and to the extent expressly permitted hereunder.

Section 3.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, transfers or conversions permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture. Payment of principal of, and accrued and unpaid interest on, the Global Note shall be made to the Holder of such Note on the date of payment, unless a Record Date or other means of determining Holders eligible to receive payment is provided for herein.

Section 3.03. Date and Denomination of Notes; Payments of Interest; Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Security Register at the close of business on the Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of less than $2.0 million, by check mailed to the Holders of these Notes at their address as it appears in the Security Register and (B) to Holders holding Physical Notes having an aggregate principal amount of $2.0 million or more, either by check mailed to such Holders or, upon application by such Holder to the Trustee not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Trustee to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) With respect to the Notes, Section 3.07 of the Base Indenture shall apply with respect to (i) (x) Defaulted Amounts and (y) the Holder otherwise entitled to receive such Defaulted Amounts in the same manner as it applies with respect to (ii) (x) Defaulted Interest and (y) the Holder on the related Regular Record Date.

Section 3.04. Exchange and Registration of Transfer of Notes; Depositary.

(a) Notwithstanding the provisions of Section 3.05 of the Base Indenture, none of the Company, the Trustee or the Registrar shall be required to exchange Notes for other Notes or register a transfer of (i) any Notes surrendered for conversion in accordance with Article 8 for Common Stock, or, if a portion of any Note is surrendered for conversion for Common Stock, such portion thereof surrendered for conversion in accordance with Article 8 or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 9.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law or as otherwise provided in Section 3.04(c), all Notes shall be represented by one or more Global Notes (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with the Indenture and the Applicable Procedures.

(c) The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as Custodian. A Global Note may be transferred, in whole or in part, only to another nominee of the Depositary or to a successor Depositary or its nominee or in accordance with the immediately succeeding paragraph.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 3.04(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

(d) The Company shall cause to be kept an office or agency where Notes may be presented for conversion in accordance with Article 8 of this Third Supplemental Indenture (the “Conversion Agent”). The Company initially appoints the Trustee as Conversion Agent. The Company may have one or more additional Conversion Agents with respect to the Notes. If the Company fails to maintain a Conversion Agent, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Conversion Agent; provided that neither the Company nor an Affiliate of the Company shall act as Conversion Agent in connection with the discharge of the Indenture under Article 4 of this Third Supplemental Indenture.

(e) For the avoidance of doubt, the penultimate paragraph of Section 3.05 of the Base Indenture shall not apply to the Notes.

Section 3.05. Mutilated, Destroyed, Lost or Stolen Notes. Solely for purposes of the Notes, the third and fourth paragraphs of Section 3.06 of the Base Indenture are hereby deleted in their entirety and replaced with the following: “In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 8 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof. No service charge shall be imposed by the Company, the Trustee, the Registrar, any co-Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.”

Section 3.06. Additional Notes; Repurchases. Unless an Event of Default has occurred, the Company may, without the consent of the Holders and notwithstanding Section 3.01, reopen the Indenture and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 3.09 of the Base Indenture.

Section 3.07. Cancellation of Notes Paid, Converted, Etc. Section 3.09 of the Base Indenture is hereby amended with respect to the Notes by replacing the first sentence thereof with the sentence: “All Notes surrendered for payment, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.”

ARTICLE 4
Satisfaction and Discharge

Section 4.01. Applicability of Article 4 and 13 of the Base Indenture. Sections 4.01 and 4.02 of the Base Indenture shall not apply to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article 4 shall, with respect to the Notes, supersede in their entirety Sections 4.01 and 4.02 of the Base Indenture, and all references in the Base Indenture to such Sections and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 4 and the satisfaction and discharge provisions set forth in this Article 4. Article XIII of the Base Indenture shall not apply to the Notes.

Section 4.02. Satisfaction and Discharge. This Third Supplemental Indenture and the Base Indenture with respect to the Notes shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 3.06 of the Base Indenture and (y) Notes for whose payment money and/or shares of Common Stock have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03 of the Base Indenture as modified by Section 5.01(c)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash, shares of Common Stock or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under the Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Third Supplemental Indenture, the obligations of the Company to the Trustee under Section 6.07 of the Base Indenture shall survive.

ARTICLE 5
Particular Covenants of the Company

Section 5.01. Payment of Principal and Interest. (a) Sections 10.01, 10.04, 10.06 and 10.07 of the Base Indenture shall not apply to the Notes.

(b) The Company covenants and agrees that it will cause to be paid the principal of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

(c) The last paragraph of Section 10.03 of the Base Indenture shall apply with respect to any cash or shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the consideration due upon conversion of any Note in the same manner as it applies with respect to any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Note.

Section 5.02. Consolidation, Merger and Sale of Assets.

(a) Sections 8.01 and 8.02 of the Base Indenture shall not apply to the Notes. The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, convey, transfer or lease its property and assets substantially as an entirety to another Person, unless:

(i) either (a) the Company is the continuing Person or (b) the resulting, surviving or transferee Person (if other than the Company) is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Notes and the Indenture;

(ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under the Indenture; and

(iii) it has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel if so requested by the Trustee.

(b) In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the continuing Person, the successor Person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of, the Company, and, except in the case of a lease, the Company shall be discharged from its obligations under the Notes and the Indenture.

Section 5.03. Reports by the Company. (a) Section 7.04 of the Base Indenture shall not apply to the Notes.

(b) The Company shall deliver to the Trustee, within 15 days after filing with the Securities and Exchange Commission (the “Commission”), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purpose of this covenant at the time of such filing through the EDGAR system (or any successor thereto), it being understood that the Trustee shall have no responsibility to determine if such filings have been made.

(c) Delivery of the reports and documents described in subsection (b) to the Trustee or to any Holder is for informational purposes only, and the Trustee’s or such Holder’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

Section 5.04. Statements as to Defaults; Compliance with Indenture. The Company shall deliver to the Trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred. In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.

ARTICLE 6
Defaults and Remedies

Section 6.01. Amendments to Base Indenture Events of Default.

(a) Sections 5.01, 5.02, 5.06 and 5.13 of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 6 shall apply to the Notes and shall supersede in their entirety Sections 5.01, 5.02, 5.06 and 5.13 of the Base Indenture, and all references in the Base Indenture to Sections 5.01, 5.02, 5.06 and 5.13 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to Sections 6.01, 6.03, 6.05 and 6.07, as the case may be, and the provisions set forth in this Article 6. All references in the Base Indenture to 5.01(5) or 5.01(6) and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to Section 6.01(a)(ix) and 6.01(a)(x), respectively, of this Third Supplemental Indenture and the provisions set forth therein. The following events shall be “Events of Default” with respect to the Notes:

(i) the Company fails to pay any interest on the Notes when due and such failure continues for a period of 30 calendar days;

(ii) the Company fails to pay principal of the Notes when due on the Maturity Date, or the Company fails to pay the Fundamental Change Repurchase Price payable in respect of any Notes when due;

(iii) the Company fails to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right, and such failure continues for five Business Days;

(iv) the Company fails to comply with Section 5.02;

(v) the Company fails to issue a Fundamental Change Company Notice in accordance with Section 9.01(c) or notice of a specified corporate event in accordance with Section 8.01(b)(ii) or 8.01(b)(iii), in each case, when due and, in each case, such failure continues for five Business Days;

(vi) the Company fails to perform or observe any other term, covenant or agreement in the Notes or the Indenture for a period of 60 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(vii) a failure to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or of Macquarie Infrastructure Company Inc. in an aggregate amount in excess of $50,000,000 (or its foreign currency equivalent), in each case, after giving effect to any applicable grace period, unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company or the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(viii) a final judgment for the payment in excess of $50,000,000 (or its foreign currency equivalent), excluding any amounts covered by insurance, rendered against the Company or Macquarie Infrastructure Company Inc., which judgment is not paid, discharged, bonded, waived or stayed within 30 calendar days after (i) the date on which the right to appeal or petition for review thereof has expired if no such appeal or review has commenced, or (ii) the date on which all rights to appeal or petition for review have been extinguished; or

(ix) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(x) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, of the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

(b) If an Event of Default (other than an Event of Default specified in Section 6.01(a)(ix) or 6.01(a)(x)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of all the outstanding Notes may declare the principal amount of the Notes and accrued and unpaid interest thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount and accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in Section 6.01(a)(ix) or 6.01(a)(x)) occurs, the principal amount of all the outstanding Notes and accrued and unpaid interest thereon shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

Section 6.02. Additional Interest. Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Company’s failure to comply with its obligations as set forth in Section 5.03(b) shall, at the Company’s option, for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to (i) 0.25% of the principal amount of the Notes outstanding during the 185-day period following the Event of Default and (ii) 0.50% of the principal amount of the Notes outstanding during the 180-day period beginning on the 186th day following the Event of Default. In the event the Company does not elect to pay the Additional Interest upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in Section 6.01(b) above. The Additional Interest will accrue on all outstanding Notes from, and including, the date on which an Event of Default relating to a failure to comply with the obligations in Section 5.03(b) first occurs to, and including, the 365th day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations shall have been cured or waived). On the 366th day, if such Event of Default is continuing, such Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.01(b) above. The provisions of the Indenture described in this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In no event shall Additional Interest accrue at a rate in excess of the applicable rate specified above, regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest pursuant to this paragraph. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.02 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be subject to acceleration as provided in Section 6.01(b) above.

In order to elect to pay Additional Interest as the sole remedy during the first 365 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 365-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.01(b) above.

Section 6.03. Rescission and Annulment. The Holders of a majority in aggregate principal amount of the Notes outstanding may, by written notice to the Company and the Trustee, after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, rescind and annul such declaration if:

(a) The Company has paid (or deposited with the Trustee a sum sufficient to pay) (i) all overdue interest on all Notes; (ii) the principal amount of any Notes that have become due otherwise than by such declaration of acceleration; (iii) to the extent that payment of such interest is lawful, interest upon overdue interest; and (iv) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

(b) All Events of Default, other than the non-payment of the principal amount and any accrued and unpaid interest that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.04. Notice of Defaults. Within 90 calendar days of becoming aware of the occurrence of any Default, the Trustee shall give notice to Holders of the Notes notice of all uncured Defaults known to it. The Trustee may withhold notice to the Holders of the Notes of any Default, except Defaults in payment of principal or interest on the Notes or Defaults in the failure to deliver the consideration due upon conversion, if the Trustee, in good faith, determines that the withholding of such notice is in the interest of the Holders. Section 6.02 of the Base Indenture shall not apply to the Notes.

Section 6.05. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to Article 5 of the Base Indenture with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07 of the Base Indenture;

SECOND: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

THIRD: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, any cash due upon conversion) and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Company.

Section 6.06. Unconditional Right of Holders to Receive Principal, Interest and Consideration Due upon Conversion. Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (a) the principal of, (b) accrued and unpaid interest, if any, on, and (c) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

Section 6.07. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (a) a Default in the payment of accrued and unpaid interest, if any, on, or the principal (including the Fundamental Change Repurchase Price, if applicable) of, the Notes when due, (b) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (c) a Default in respect of a covenant or provision hereof which under Article 7 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.05, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

ARTICLE 7
Supplemental Indentures

Section 7.01. Applicability of Article IX of the Base Indenture. Section 9.01 and Section 9.02 of the Base Indenture shall not apply to the Notes.

Instead the provisions set forth in this Article 7 shall apply to the Notes and shall supersede in their entirety Section 9.01 and Section 9.02 of the Base Indenture, and all references in the Base Indenture to Section 9.01 and Section 9.02 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to Section 7.02 and Section 7.03, as the case may be, and the provisions set forth in this Article 7.

Section 7.02. Supplemental Indentures Without Consent of Holders. Solely for purposes of the Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder:

(a) to provide for conversion rights of Holders of the Notes and the Company’s repurchase obligations in connection with a Fundamental Change or in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety, in each case, in accordance with this Third Supplemental Indenture;

(b) to secure the Notes;

(c) to provide for the assumption of the Company’s obligations to the Holders of the Notes in the event of a merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;

(d) to surrender any right or power conferred upon the Company;

(e) to add to the Company’s covenants for the benefit of the Holders of the Notes;

(f) to cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in this Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders of the Notes in any material respect; provided, further, that any amendment made solely to conform the provisions of the Indenture to the Description of the Notes contained in the Prospectus Supplement will not be deemed to adversely affect the interests of the Holders of the Notes;

(g) to make any provision with respect to matters or questions arising under this Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of the Indenture; provided that such change or modification does not adversely affect the interests of the Holders of the Notes in any material respect;

(h) to increase the conversion rate; provided, that the increase will not adversely affect the interests of the Holders of the Notes;

(i) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(j) to add guarantees of obligations under the Notes; and

(k) provide for a successor Trustee.

Section 7.03. Supplemental Indentures with Consent of Holders. With the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the Holders; provided, however, that without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) extend the Maturity Date of any Notes;

(b) reduce the rate or extend the time for payment of interest on any Note;

(c) reduce the principal amount of any Notes;

(d) reduce any amount payable upon repurchase of any Note;

(e) impair the right of a Holder to receive payment with respect to any Notes or institute suit for payment of any Notes;

(f) change the currency in which any Notes is payable;

(g) change the Company’s obligation to repurchase any Notes upon a Fundamental Change in a manner adverse to Holders;

(h) adversely affect the right of any Holder to convert any Notes; or

(i) modify any of the provisions of this Section 7.03 or of Sections 6.03 or 6.07 hereof, except to increase the percentage of the aggregate principal amount of the Notes then outstanding that is required in connection with any rescission, annulment, waiver or consent thereunder or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “Trustee” and concomitant changes in this Section 7.03, or the deletion of this proviso, in accordance with the requirements of 6.11 of the Base Indenture and Section 7.02(k) hereof.

It shall not be necessary for any Act of Holders of Notes under this Section 7.03 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

ARTICLE 8
Conversion of Notes

Section 8.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 8, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) of such Note (i) subject to satisfaction of the conditions described in Section 8.01(b), at any time prior to the close of business on the Business Day immediately preceding July 1, 2023 under the circumstances and during the periods set forth in Section 8.01(b), and (ii) regardless of the conditions described in Section 8.01(b), on or after July 1, 2023 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 8.9364 shares of Common Stock (subject to adjustment as provided in this Article 8, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 8.02, the “Conversion Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding July 1, 2023, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on each such Trading Day and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the Conversion Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee).

(ii) If, prior to the close of business on the Business Day immediately preceding July 1, 2023, the Company elects to:

(A) distribute to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the declaration date for such distribution, to purchase shares of the Common Stock at a price per share that is less than the average Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Days immediately preceding, but excluding, the declaration date for such distribution; or

(B) distribute to all or substantially all holders of the Common Stock the Company’s assets, securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Company’s Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, a Holder may surrender its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time.

Notwithstanding the immediately preceding paragraph, a Holder of the Notes shall not be permitted to so surrender its Notes for conversion if such Holder is entitled to participate (solely as a result of holding the Notes), at the same time and upon the same terms as Holders of the Common Stock, in such distribution, without having to convert its Notes, as if it held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iii) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding July 1, 2023, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 9.01, or if the Company is a party to a consolidation, merger, statutory share exchange or sale, lease or transfer of the consolidated assets of the Company and its Subsidiaries substantially as an entirety that occurs prior to the close of business on the Business Day immediately preceding July 1, 2023, in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the date that is 30 Scheduled Trading Days prior to the anticipated effective date of the transaction or event (or, if later, the Business Day after the Company gives notice of such transaction or event) until 35 Trading Days after the actual effective date of such transaction or event or, if such transaction or event also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) by mail or electronic delivery (i) as promptly as practicable following the date the Company publicly announces such transaction or event but in no event less than 30 Scheduled Trading Days prior to the anticipated effective date of such transaction or event; or (ii) if the Company has not publicly announced such transaction or event at least 30 Scheduled Trading Days prior to the anticipated effective date of such transaction or event, within two Business Days of the date upon which the Company publicly announces such transaction or event, but in no event later than the actual effective date of such transaction or event.

(iv) Prior to the close of business on the Business Day immediately preceding July 1, 2023, a Holder may surrender all or a portion of its Notes for conversion during any calendar quarter commencing after the calendar quarter ending on December 31, 2016 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day as determined by the Company. The Company shall determine at the beginning of each calendar quarter commencing after December 31, 2016 whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) if the Notes become convertible in accordance with this clause (iv).

Section 8.02. Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 8.02, Section 8.03(b) and Section 8.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 8.02(j) (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 8.02(j) (“Combination Settlement”), at its election, as set forth in this Section 8.02.

(i) All conversions for which the relevant Conversion Date occurs on or after July 1, 2023 shall be settled using the same Settlement Method.

(ii) Except for any conversions for which the relevant Conversion Date occurs on or after July 1, 2023, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii) If, in respect of any Conversion Date (or the period described in the third immediately succeeding set of parentheses, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company shall deliver such Settlement Notice to converting Holders and the Trustee no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs during the period from, and including, July 1, 2023 to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, no later than July 1, 2023). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.

(iv) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Observation Period.

(v) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the relevant Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Subject to Section 8.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest (excluding any Additional Interest) payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 8.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest (but excluding any Additional Interest) payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 8.02(h). The Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 8 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 9.02, except to the extent that a portion of such Holder’s Notes is not subject to such Fundamental Change Repurchase Notice.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date that the Holder has complied with the requirements set forth in subsection (b) above (the “Conversion Date”). Except as set forth in Section 8.03(b), Section 8.04(c)(ii), Section 8.04(e) and Section 8.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method; provided, however, that, with respect to any Conversion Date that occurs on or after the Regular Record Date immediately preceding the Maturity Date, the Company shall deliver the consideration due upon conversion on the Maturity Date. If any shares of Common Stock are due to converting Holders, the Company shall cause to be issued and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) The Company shall pay any transfer or similar taxes due upon conversion other than any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of shares of Common Stock, if any, due upon conversion in a name other than that of the converting Holder, which such taxes shall be the obligation of the Holder. Shares of Common Stock shall be issued and delivered only after all applicable transfer or similar taxes, if any, payable by the Holder have been paid in full.

(f) Except as provided in Section 8.04, no adjustment shall be made for dividends on any shares of Common Stock delivered upon the conversion of any Note as provided in this  Article 8.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest (excluding Additional Interest), if any, except as set forth below. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest and accrued tax original issue discount, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. With respect to any conversion of the Notes, accrued and unpaid interest will be deemed to be paid first out of any cash paid upon conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the corresponding Interest Payment Date must be accompanied by funds equal to the amount of interest (excluding any Additional Interest) payable on the Notes so converted on the corresponding Interest Payment Date; provided that no such payment shall be required (1) for conversions following the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note.

(i) The Person in whose name any shares of Common Stock delivered upon conversion are registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j) Notwithstanding the foregoing, the Company shall not deliver any fractional shares upon conversion and instead shall deliver cash in lieu of fractional shares based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 8.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.

(a) (i) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the close of business on the second Scheduled Trading Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition of Fundamental Change, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 8.02 based on the Conversion Rate as increased to reflect the Additional Shares pursuant to the table below; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Share Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Share Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the third Business Day following the Conversion Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Share Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Share Price shall be the cash amount paid per share. Otherwise, the Share Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Company’s Board of Directors shall make appropriate adjustments to the Share Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date (as such term is used in Section 8.04) or expiration date of the event occurs during such five consecutive Trading Day period.

(d) The Share Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 8.04.

(e) The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 8.03 for each Share Price and Effective Date set forth below:

Share Price

Effective Date	$82.89	$85.00	$90.00	$95.00	$100.00	$111.90	$120.00	$130.00	$140.00	$150.00
October 13, 2016	3.1277	2.8977	2.4058	1.9840	1.6222	0.9567	0.6300	0.3365	0.1424	0.0322
October 1, 2017	3.1277	2.9915	2.4870	2.0543	1.6831	0.9998	0.6639	0.3610	0.1588	0.0415
October 1, 2018	3.1277	3.0734	2.5556	2.1115	1.7306	1.0299	0.6857	0.3753	0.1678	0.0462
October 1, 2019	3.1277	3.0961	2.5680	2.1158	1.7285	1.0191	0.6727	0.3627	0.1580	0.0406
October 1, 2020	3.1277	3.1015	2.5605	2.0982	1.7036	0.9856	0.6392	0.3337	0.1367	0.0295
October 1, 2021	3.1277	3.0450	2.4888	2.0153	1.6134	0.8928	0.5540	0.2655	0.0912	0.0101
October 1, 2022	3.1277	2.9338	2.3480	1.8512	1.4336	0.7083	0.3893	0.1434	0.0240	0.0000
October 1, 2023	3.1277	2.8283	2.1747	1.5899	1.0636	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Share Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Share Price is between two Share Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Share Price is greater than $150.00 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Share Price is less than $82.89 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 12.0641, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 8.04.

(f) Nothing in this Section 8.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 8.04 in respect of a Make-Whole Fundamental Change.

Section 8.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 8.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

where,

CR1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or combination;

OS1 =	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or combination, as the case may be.

Any adjustment made under this Section 8.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 8.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date that the Company’s Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them to purchase, for a period of 45 calendar days or less from the declaration date for such distribution, Common Stock at a price per share less than the average Last Reported Sale Price of the Common Stock for the ten consecutive Trading Days immediately preceding, but excluding, the declaration date for such distribution, the Conversion Rate will be increased based on the following formula:

where,

CR1 =	Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding, but excluding, the declaration date for such distribution.

Any increase made under this Section 8.04(b) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.

For the purpose of this Section 8.04(b) and for the purpose of Section 8.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Days immediately preceding, but excluding, the declaration date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors.

(c) (i) If the Company distributes shares of the Company’s capital stock, evidences of its indebtedness or other of the Company’s securities, assets or property to all or substantially all holders of its Common Stock, excluding (1) dividends or distributions as to which an adjustment is required to be effected pursuant to Section 8.04(a) or Section 8.04(b), (2) the initial distribution of rights issued pursuant to a shareholders rights plan; provided that such rights plan provides for the issuance of such rights with respect to the shares of Common Stock issued upon conversion of the Notes; (3) dividends or distributions paid exclusively in cash, and (4) Spin-Offs as to which the provisions set forth below in Section 8.04(c)(ii) shall apply (any of such shares, evidences of indebtedness or other of the Company’s securities, assets or property, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR1 =	Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Company’s Board of Directors) of the Distributed Property with respect to each outstanding share of Common Stock as of the Ex-Dividend Date for such distribution.

Any increase made under this Section 8.04(c)(i) will become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference between “SP0” and “FMV” is less than $1.00, in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Company’s Common Stock without having to convert its Notes, the amount and kind of Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

(ii) With respect to an adjustment pursuant to this Section 8.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that will be, upon distribution, listed on a U.S. national or regional securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR1 =	Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

FMV =	the average of the Last Reported Sale Prices of the shares of capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such capital stock or similar equity interest) over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for such Spin-Off (such period, the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

Any adjustment to the Conversion Rate under this Section 8.04(c)(ii) will be made immediately after the open of business on the day after the last day of the Valuation Period, but shall be given effect as of the open of business on the Ex-Dividend Date for the Spin-Off. Because the Company shall make the adjustment to the Conversion Rate at the end of the Valuation Period with retroactive effect, the Company shall delay the settlement of any Notes where the Conversion Date (in the case of Physical Settlement) or the final day of the related Observation Period (in the case of cash settlement or combination settlement) occurs during the Valuation Period. In such event, the Company shall deliver the consideration due upon conversion on the third Business Day immediately following the last day of the Valuation Period.

(d) If the Company pays any cash dividends or distributions exclusively in cash to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

where,

CR1 =	Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-dividend date for such dividend or distribution;

DTA =	the dividend threshold amount, which shall equal $1.25 per share in any quarter; and

C =	the amount in cash per share distributed to holders of the Common Stock.

The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted; provided that no adjustment will be made to the dividend threshold amount for any adjustment to the Conversion Rate under this Section 8.04(d). If an adjustment is required to be made as set forth in this Section 8.04(d) as a result of a distribution that is not a regular quarterly dividend, the dividend threshold amount will be deemed to be zero.

Any increase pursuant to this Section 8.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Company’s Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference between “SP0” and “C” is less than $1.00, in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such cash dividend or distribution.

Notwithstanding the foregoing, if the application of the formula in this Section 8.04(d) in respect of any cash dividend or distribution would result in a decrease in the Conversion Rate (other than any readjustment of the Conversion Rate as provided in the immediately preceding paragraph in the event the Company’s Board of Directors determines not to make or pay any previously declared dividend or distribution), then no adjustment to the Conversion Rate will be made in respect of such dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the “Averaging Period”), the Conversion Rate will be increased based on the following formula:

where,

CR1 =	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the date such tender offer or exchange offer expires;

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the date such tender offer or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for Common Stock purchased in such tender or exchange offer;

SP1 =	the average of the Last Reported Sale Prices of the Common Stock over the Averaging Period;

OS1 =	the number of shares of Common Stock outstanding immediately after the close of business on the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

OS0=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer).

Any adjustment to the Conversion Rate under this Section 8.04(e) will be made immediately prior to the open of business on the day following the last day of the Averaging Period, but will be given effect as of the open of business on the Trading Day next succeeding the date such tender offer or exchange offer expires. Because the Company shall make the adjustment to the Conversion Rate at the end of the Averaging Period with retroactive effect, the Company shall delay the settlement of any Notes where the Conversion Date (in the case of Physical Settlement) or the final day of the related Observation Period (in the case of Cash Settlement or Combination Settlement) occurs during the Averaging Period. In such event, the Company shall deliver the consideration due upon conversion on the third Business Day immediately following the last day of the Averaging Period.

(f) Notwithstanding this Section 8.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 8.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 8.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 8.04, and to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Company’s Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Security Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Notwithstanding anything to the contrary in this Article 8, the Conversion Rate shall not be adjusted:

(i) On account of any stock repurchases that are not tender offers referred to in Section 8.04(e), including structured or derivative transactions or transactions pursuant to a share repurchase program approved by the Company’s Board of Directors or otherwise.

(ii) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by the Company or any of its Subsidiaries;

(iv) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date the Notes were first issued;

(v) solely for a change in the par value of the Common Stock;

(vi) for accrued and unpaid interest, if any; or

(vii) for an event otherwise requiring an adjustment as set forth in this Section 8.04, if such event is not consummated.

(j) All calculations and other determinations under this Article 8 shall be made by the Company (or by the Board of Directors of the Company, if so specified) and shall be made to the nearest one-ten thousandth (1/10,000) of a share.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.

(l) For purposes of this Section 8.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in its treasury, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. In addition, in the event of any adjustments to the Conversion Rate as set forth in this Section 8.04, the Company shall issue a press release through Business Wire containing the relevant information and make such information available on its website or through another public medium as it may use at that time.

(m) Notwithstanding anything to the contrary in this Indenture or the Notes, the Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. The Company shall carry forward any adjustment that is less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the Notes, (b) in the case of any Note to which Physical Settlement applies, upon the Conversion Date, and in the case of any Note to which Cash Settlement or Combination Settlement applies, on each Trading Day of the applicable Observation Period and (c) at least 10 Business Days prior to the Maturity Date or any Fundamental Change Repurchase Date, unless such adjustment has already been made.

Section 8.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over, or based on, a span of multiple days (including, without limitation, an Observation Period, Valuation Period or Averaging Period), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or expiration date, as the case may be, of the event occurs at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated. For the avoidance of doubt, the adjustments made pursuant to this Section 8.05 will be made, solely to the extent the Company determines in the Company’s good faith judgment that any such adjustment is necessary, without duplication of any adjustment made pursuant to the provisions set forth under Section 8.04.

Section 8.06. Reservation of Common Stock. The Company shall provide, free from preemptive rights, out of the Company’s authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (expressed in thousands and assuming delivery of the maximum number of Additional Shares pursuant to Section 8.03 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).

Section 8.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes in par value or resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of common stock, other securities or other property or assets (including cash or any combination thereof) that a Holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 7.02(a) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 8.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 8.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 8.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will become convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election or (y) if no holders of the Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of the Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.

If the holders of the Common Stock receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 8.03), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the third immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 8. If, in the case of any Merger Event, the Reference Property includes shares of common stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing entity, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Company’s Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b) In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 8.07, the Company shall promptly deliver to the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or assets that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

(c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 8.07. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 8.01 and Section 8.02 prior to the effective date of such Merger Event.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 8.08. Certain Covenants. (a) The Company covenants that all shares of Common Stock delivered upon conversion of Notes will be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue and delivery thereof.

(b) The Company further covenants that if at any time the Common Stock shall be listed on any national or regional securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock deliverable upon conversion of the Notes.

Section 8.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue or of the Company to transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 8.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.03 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 8.10. Shareholder Rights Plans. To the extent that the Company has a shareholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and any certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case, as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 8.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 9
Repurchase of Notes at Option of Holders

Section 9.01. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder of Notes shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days nor more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of Notes of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 9.

(b) Repurchases of Notes under this Section 9.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiples of $1,000 in excess thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 9.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 9.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 9;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.01.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 9.02. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 9.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 9.03. Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 10.03 of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 9.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 9.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, as the case may be) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of such Notes and, if applicable, accrued and unpaid interest).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 9.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 9.04. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase pursuant to this Article 9, the Company will, to the extent applicable:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes;

(b) file a Schedule TO or any other schedule required under the Exchange Act; and

(c) comply with all other federal and state securities laws in connection with the Company’s repurchase of the Notes;

in each case, so as to permit the rights and obligations under this Article 9 to be exercised in the time and in the manner specified in this Article 9.

ARTICLE 10
No Redemption and No Sinking Fund

Section 10.01. No Redemption; No Sinking Fund. Articles 11 and 12 of the Base Indenture shall not apply to the Notes. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.

ARTICLE 11
Concerning the Trustee

Section 11.01. Amendments to the Base Indenture.

(a) Section 5.07 of the Base Indenture is hereby amended with respect to the Notes by inserting the word “reasonably” immediately prior to the word “satisfactory” in clause (3) thereof.

(b) Unless the context otherwise requires, all references in the Base Indenture to “money” shall be deemed, solely with respect to any consideration due upon conversion of the Notes, to include shares of Common Stock or other Reference Property underlying the Notes.

ARTICLE 12
Miscellaneous Provisions

Section 12.01. Trust Indenture Act of 1939. This Third Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 12.02. Governing Law. The laws of the State of New York shall govern this Third Supplemental Indenture and the Notes.

Section 12.03. Duplicate Originals. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.04. Separability. In case any provision in this Third Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.05. Ratification. The Base Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Third Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Third Supplemental Indenture.

Section 12.06. Effectiveness. The provisions of this Third Supplemental Indenture shall become effective as of the date hereof.

Section 12.07. Successors. All agreements of the Company in this Third Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

Section 12.08. Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture, the Notes or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

Section 12.09. No Security Interest Created. Nothing in this Third Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.10. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAP, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company or the Company’s agents shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of the Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to conclusively rely upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company. The Trustee shall have no responsibility for the accuracy of any calculations with respect to the Notes.

Section 12.11. No Personal Liability. No director, officer, employee or stockholder of the Company will have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, or in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

MACQUARIE INFRASTRUCTURE CORPORATION, as the Company

By:	/s/ James Hooke
Name: James Hooke
Title: CEO

By:	/s/ Liam Stewart
Name: Liam Stewart
Title: CFO

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Authorized Signatory

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR CEDE & CO. IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

A-1

Macquarie Infrastructure Corporation

2.00% Convertible Senior Note due 2023

No. [______]	[Initially][1] $[__________]

CUSIP No. [●]

MACQUARIE INFRASTRUCTURE CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [_______________]3, or registered assigns, the principal sum [as set forth in the “Schedule of Increases and Decreases of Convertible Notes” attached hereto]4 [of $[__________]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $350,000,000 in aggregate at any time (or $402,500,000 if the Underwriters exercise their over-allotment option as set forth in the Underwriting Agreement), in accordance with the rules and procedures of the Depositary, on October 1, 2023, and interest thereon as set forth below.

This Note shall bear interest at the rate of 2.00% per year from October 13, 2016, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until October 1, 2023. Interest is payable semi-annually in arrears on each April 1 and October 1, commencing on April 1, 2017, to Holders of record at the close of business on the preceding March 15 and September 15 (whether or not such day is a Business Day), respectively. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue thereon. Additional Interest will be payable as set forth in Section 6.02 of the within-mentioned Third Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.02, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

1 Include if a Global Note.

2 Include if a Global Note.

3 Include if a definitive Registered Security.

4 Include if a Global Note.

5 Include if a definitive Registered Security.

A-2

Any overdue principal or defaulted interest shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such defaulted interest shall have been paid by the Company in accordance with Section 3.07 of the Base Indenture.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. The Company shall pay the principal of any Notes (other than Notes that are Global Notes) as provided in the Indenture. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in the Borough of Manhattan, The City of New York, as a place where Notes may be presented for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

A-3

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

MACQUARIE INFRASTRUCTURE CORPORATION

By:
Name:
Title:

By:
Name:
Title:

A-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A-5

[FORM OF REVERSE OF NOTE]

Macquarie Infrastructure Corporation
2.00% Convertible Senior Note due 2023

This Note is one of a duly authorized issue of Notes of the Company, designated as its 2.00% Convertible Senior Notes due 2023 (the “Notes”), limited to the aggregate principal amount of $350,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement) all issued or to be issued under and pursuant to a Third Supplemental Indenture dated as of October 13, 2016 (the “Third Supplemental Indenture”), between the Company and Wells Fargo Bank, National Association (the “Trustee”), which amends and supplements the Indenture dated as of July 15, 2014 between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by the Third Supplemental Indenture and from time to time with respect to the Notes, the “Indenture”). Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Company may, without the consent of the Holders, reopen the Indenture and issue additional Notes with the same terms and with the same CUSIP number as the Notes initially issued thereunder in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued thereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

A-6

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion of Notes being different from the name of the Holder of the old Notes surrendered for such conversion.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

A-7

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

A-8

SCHEDULE A6

SCHEDULE OF INCREASES AND DECREASES OF CONVERTIBLE NOTES

Macquarie Infrastructure Corporation
2.00% Convertible Senior Notes due 2023

The initial principal amount of this Global Note is THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000). The following increases or decreases in this Global Note have been made:

Date of conversion	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

6 Include if a Global Note.

A-9

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Macquarie Infrastructure Corporation

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.

If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 8.02(d) and Section 8.02(e) of the Third Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Stock is to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

1

(Street Address)

(City, State and Zip Code) Please print name and address	Principal amount to be converted (if less than all): $_________,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Macquarie Infrastructure Corporation

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Macquarie Infrastructure Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 9.01 of the Third Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $_________,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1